                                                                   EXHIBIT 10.40

                            STOCK PURCHASE AGREEMENT
                              (Series E Preferred)

                                    Between

                           AASTROM BIOSCIENCES, INC.

                                      and

                            RHONE-POULENC RORER INC.

                            STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.  Definitions                                                               1

2.  [omitted]                                                                 3

3.  [omitted]                                                                 3

4.  Purchase of Termination Shares                                            3

5.  [omitted]                                                                 3

6.  Closing Dates; Delivery                                                   3

7.  [omitted]                                                                 3

8.  [omitted]                                                                 3

9.  Representations and Warranties of the Company                             3
     9.1 to 9.3  [omitted]                                                    3
     9.4  Authorization                                                       3
     9.5  Validity of the Shares                                              4
     9.6 to 9.12  [omitted]................................................   4
     9.13  Compliance with Other Instruments...............................   4
     9.14 to 9.18  [omitted]...............................................   4
     9.19  Governmental Consents...........................................   4
     9.20  Offering........................................................   5
     9.21 [omitted]........................................................   5

10. Representations and Warranties of the Purchaser........................   5
     10.1  Legal Power.....................................................   5
     10.2  [omitted].......................................................   5
     10.3  Investment Representations......................................   5
     10.4  [omitted].......................................................   6

11. Covenants of the Company...............................................   6
     11.1 to 11.5  [omitted]...............................................   6
     11.6  Notification of Registration Under the Exchange Act.............   6
     11.7  Reservation of Shares...........................................   7
     11.8  Repurchase, Redemption and Other Actions........................   7
     11.9 to 11.11  [omitted]..............................................   7

                                                                            Page
                                                                            ----
       11.12  Removal of Restrictive Legend................................   7

12.  Stock Registration Rights; Market Stand-off Restrictions; Information
      Rights...............................................................   7

13.  [omitted].............................................................   7

14.  Termination Closing...................................................   7
       14.1  Opinion of the Company's Counsel..............................   7
       14.2  Credit for Purchase Price.....................................   8
       14.3  Delivery of Stock Certificates and Other Documents............   8

15.  [omitted].............................................................   8

16.  Miscellaneous.........................................................   8
       16.1  Governing Law.................................................   8
       16.2  Survival......................................................   8
       16.3  Successors and Assigns........................................   8
       16.4  Entire Agreement..............................................   8
       16.5  Separability..................................................   9
       16.6  Amendment and Waiver..........................................   9
       16.7  Delays or Omissions...........................................   9
       16.8  Notices.......................................................   9
       16.9  Finder's Fees.................................................  10
       16.10  Fees and Expenses............................................  10
       16.11  Information Confidential.....................................  11
       16.12  Titles and Subtitles.........................................  11
       16.13  Counterparts.................................................  11
       16.14  Arbitration..................................................  11

EXHIBITS:

A    Form of Opinion of Counsel, Termination Closing

B    Summary of Series E Preferred Stock

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is made as of November 14, 1996, by and between AASTROM Biosciences, Inc., a Michigan corporation (the "Company"), and Rhone-Poulenc Rorer Inc., a Delaware corporation (the "Purchaser"), with respect to the factual recitals set forth below.

     Certain terms used in this Agreement are defined in Section 1 of this Agreement.

                                    RECITALS
                                    --------

     A. The Company and the Purchaser have entered into a Governance Agreement dated as of September 15, 1995 (the "Governance Agreement"), setting forth, among other things, the terms and conditions of a preliminary research collaboration between the parties concerning the development and sale of the CPS for Lymphoid Cell Applications.

     B. As specified in the Governance Agreement, certain option payments paid by the Purchaser to the Company in connection with the parties' collaboration shall be applied toward the purchase by the Purchaser of shares of the capital stock of the Company.

     C. As specified in the Governance Agreement, if the Purchaser elects not to exercise the Third Option, then the Purchaser is obligated to purchase $3.5 million of the preferred stock of the Company, at $17.00 per share, for a total of 205,882 shares.

     D. The Company has previously furnished to the Purchaser (i) a copy of the Memorandum, (ii) a copy of the Articles, and (iii) a copy of the Bylaws (collectively, the "Series D Documents"). The Company has also furnished to the Purchaser a copy of the Form S-1 Registration Statement filed by the Company on November 1, 1996 with the Securities and Exchange Commission.


     1.  Definitions.
         -----------

         "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Articles" means the Company's Amended and Restated Articles of Incorporation, as amended to the date hereof, including the Company's Amended and Restated Articles of Incorporation filed on November 1, 1996, with the State of Michigan Corporation and Securities Bureau.

         "Bylaws" means the Company's Amended and Restated Bylaws, as amended to the date hereof.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means shares of Common Stock of the Company, no par value per share.

         "Conversion Shares" means the shares of Common Stock or other securities which are issuable upon conversion of any Preferred Stock which may be purchased hereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "First Option Payment" has the meaning provided in the Governance Agreement.

          "Governance Agreement" means the Governance Agreement, dated as of September 15, 1995, setting forth, among other things, the terms and conditions of a preliminary research collaboration between the parties.

          "Memorandum" means the Company's Private Placement Memorandum, dated April 5, 1995, relating to an offering of the Company's Series D Preferred Stock, which sets forth relevant information concerning the Company.

         "Preferred Stock" means shares of Series E Preferred Stock of the Company, no par value per share, having the rights, privileges and preferences set forth on Exhibit B to this Agreement.

         "Second Option Payment" has the meaning provided in the Governance Agreement.

         "Series D Documents" means the Memorandum, the Articles and the Bylaws.

         "Shares" means the shares of the Company's Series E Preferred Stock to be purchased by Purchaser hereunder.

         "Termination Closing" means the closing for the purchase and sale of the Termination Shares, as contemplated by Section 6.2 hereof.

         "Termination Shares" means the shares of the Company's Series E Preferred Stock to be purchased by Purchaser pursuant to Section 4 hereof.

         "Third Option" has the meaning provided in the Governance Agreement.

         "1934 Act Registration Statement" means a registration statement filed pursuant to the requirements of Section 12 of the Exchange Act or pursuant to any equivalent provision of any similar federal law then in effect.

     2.  [omitted]

     3.  [omitted]

     4.  Purchase of Termination Shares.  Since the Purchaser has elected not to
         ------------------------------
exercise the Third Option, the Company shall, at the Termination Closing, issue and sell to the Purchaser 205,882 Shares of Series E Preferred Stock having an aggregate value of $3.5 million, at a purchase price per Share of $17.00. The shares purchased pursuant to this Section 4 are referred to herein as the "Termination Shares."

     5.  [omitted]

     6.  Closing Dates; Delivery.  The closing for the purchase and sale of the
         -----------------------
Termination Shares (the "Termination Closing") shall occur on November 14, 1996. At the Termination Closing, the parties shall deliver the documents, instruments and certificates specified in Section 14 hereof.

     7.  [omitted]

     8.  [omitted]

     9.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to the Purchaser as of the date hereof, the following:

         9.1 to 9.3  [omitted]

         9.4 Authorization. All corporate action on the part of the Company, its
             -------------
officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of the Company's obligations under this Agreement, has been taken. At or prior to the Termination Closing, all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, issuance, sale and delivery of the Shares (and the Conversion Shares) will have been taken. This Agreement, when executed and delivered by the Company and the Purchaser, shall constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

         9.5  Validity of the Shares.  The sale of the Shares (including any
              ----------------------
Conversion Shares) is not and will not be subject to any preemptive rights or rights of first refusal that have not been waived. When issued, sold and delivered in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or, except as set forth in the immediately following sentence, restrictions. The Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The voting rights, designations, preferences, limitations and special rights of the Shares (including the Conversion Shares), when issued, shall be as fully set forth in the Articles and Exhibit B attached hereto. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon conversion of any Preferred Stock issued and sold hereunder and such shares of Common Stock, when issued in accordance with the terms of such Preferred Stock, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, liens or restrictions, except for restrictions on transfer imposed by applicable securities laws.

         9.6 to 9.12  [omitted]

         9.13 Compliance with Other Instruments. The Company is not in violation
              ---------------------------------
of any term of its Articles or Bylaws or, to the best of the Company's knowledge, any material mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Company, except for violations which, in the aggregate, are not material. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto, will not with or without the giving of notice or the passage of time, or both, result in any such violation, or be in conflict with or constitute a default under any such term, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or cause the Company to lose the benefit of any right or privilege it presently enjoys.

         9.14 to 9.18  [omitted]

         9.19  Governmental Consents.  All consents, approvals, orders or
               ---------------------
authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by this Agreement, have been obtained, or will be obtained prior to the applicable closing, excepting only for routine blue sky law notices to be filed with certain state and federal securities commissions after the applicable closing, which notices or filings will be filed on a timely basis.

          9.20 Offering.  Assuming the accuracy of the representations and
               --------
warranties of the Purchaser contained in Section 10 hereof, the offer, issuance and sale of the Shares (including any Conversion Shares) are and will be exempt from the registration and prospectus delivery requirements of the Act and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws.

          9.21 [omitted]

     10.  Representations and Warranties of the Purchaser.
          -----------------------------------------------

          The Purchaser hereby represents and warrants to the Company as follows:

          10.1 Legal Power. It has the requisite legal power to enter into this
               -----------
Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

          10.2 [omitted]

          10.3 Investment Representations.
               --------------------------

                (a) The Purchaser will be acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act.

                (b) The Purchaser understands that (i) the Shares have not been registered under the Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

                (c) The Purchaser has been furnished with such materials and has been given access to such information relating to the Company as the Purchaser has requested, and it has been afforded the opportunity to ask questions regarding the Company and the Shares, all as it has found necessary to make an informed investment decision.

                (d) By reason of its business or financial experience, it has the capacity to protect its own interests in connection with this transaction.

                (e) The Purchaser is a corporation, having assets in excess of $5,000,000, it was not formed for the purpose of acquiring the Shares, and it is an "accredited investor" as defined in Rule 501 promulgated under the Act.

          10.4  [omitted]

     11.  Covenants of the Company.  From and after the Termination Closing, the
          ------------------------
Company covenants and agrees with the Purchaser as follows:

          11.1 to 11.5  [omitted]

          11.6 Notification of Registration Under the Exchange Act. The Company
               ---------------------------------------------------
will give the holder of record of the Shares prompt written notice of the effectiveness of any registration statement filed pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or pursuant to any equivalent provision of any similar federal law then in force (a "1934 Act Registration Statement") relating to the Common Stock, and the number of shares of such class of equity securities outstanding at the time such registration statement becomes effective. If the Company has filed a 1934 Act Registration Statement or a registration statement on any form other than Form S-8 (or any successor form serving the same general purpose) pursuant to the requirements of the Act, the Company further covenants that it will file all reports required to be filed by it under the Act or the Exchange Act and the rules and regulations thereunder or, if the Company is not required to file such reports, it will, upon the request of the holder of record of the Shares, make publicly available such information as will enable it to sell the Shares without a registration statement, and will take such further action as such holder may request, all to the extent required from time to time to enable such holder to sell the Shares, without registration within the limitations of the exemptions provided by (i) Rule 144 and Rule 144A adopted by the Commission under the Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

         11.7 Reservation of Shares. The Company shall at all times reserve and
              ---------------------
keep available, free from preemptive rights, out of its authorized and unissued Common Stock the number of shares of Common Stock issuable upon conversion of the Preferred Shares.

         11.8 Repurchase, Redemption and Other Actions. The Company will give
              ----------------------------------------
the Purchaser at least thirty calendar days notice of any action, whether by repurchase or redemption of its securities or otherwise, which would cause the percentage of outstanding voting securities of the Company owned by the Purchaser to exceed 19.9% of the outstanding voting securities of the Company, on a fully diluted, as converted basis.

         11.9 to 11.11  [omitted]

         11.12 Removal of Restrictive Legend. The Company shall remove the
               -----------------------------
legend set forth in Section 10.3 from any stock certificate issued to the Purchaser by delivery of substitute certificate(s) without such legend if the Purchaser shall have delivered to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that such legend is not required for purposes of compliance with the Act.

     12.  Stock Registration Rights; Market Stand-off Restrictions; Information
          ---------------------------------------------------------------------
Rights.
------

          By its execution and delivery of this Agreement, the Purchaser shall have the stock registration rights as have been granted by the Company pursuant to Sections 2.4 through 2.15 of that certain Amended and Restated Investors' Rights Agreement dated April 7, 1992 by and among the Company and certain investors and shareholders of the Company, a copy of which has been delivered to the Purchaser. The Purchaser shall abide by a 180-day "market stand-off" restriction on the sale of the Shares following the Company's public stock offering, as applicable to all other holders of the Company's preferred stock, and/or as required by Section 2.12 of said Investors' Rights Agreement.

     13.  [omitted]

     14.  Termination Closing.  The Termination Closing shall not be subject to
          -------------------
any conditions other than as set forth in this Section 14, and the Company shall have no obligation to make any representations or warranties as of the date of, and in connection with, the Termination Closing, except as set forth in Section
9.  At the Termination Closing, the following shall occur:

          14.1 Opinion of the Company's Counsel. The Company shall deliver to
               --------------------------------
the Purchaser an opinion of counsel to the Company (which counsel shall be reasonably acceptable to the Purchaser), substantially in the form attached hereto as Exhibit A, which opinion shall be addressed to the Purchaser and dated the date of the Termination Closing. In rendering the opinion called for under this Section 14.1, counsel may rely as to factual matters on certificates of public officials, officers of the Company, and officers of the Purchaser.

          14.2 Credit for Purchase Price. At the Termination Closing, the
               -------------------------
Company shall credit in full payment of the purchase price for the Termination Shares, the amounts of the First Option Payment ($1.5 million) and the Second Option Payment ($2.0 million).

          14.3  Delivery of Stock Certificates and Other Documents.  The Company
                --------------------------------------------------
shall deliver to Purchaser (i) a stock certificate representing the Termination Shares, and (ii) a copy of the Articles, certified by the Corporations and Securities Bureau of the Department of Commerce of the State of Michigan, (iii) a copy of the Bylaws, certified by the Secretary of the Company, and (iv) evidence reasonably satisfactory to the Purchaser of the adoption by the Board of actions duly approving this Agreement and the transactions contemplated hereby.

     15.  [omitted]

     16.  Miscellaneous.
          -------------

          16.1 Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of Michigan as applied to agreements among Michigan residents, made and to be performed entirely within the State of Michigan.

          16.2 Survival. The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          16.3 Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          16.4 Entire Agreement.  This Agreement, the Exhibits hereto, the
               ----------------
Memorandum, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          16.5  Separability.  In case any provision of this Agreement shall be
                ------------
invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          16.6 Amendment and Waiver. Any term of this Agreement may be amended
               --------------------
and the observance of any term of this Agreement may be waived (either generally or, in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 16.6 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Shares (including the Conversion Shares) who have not previously consented thereto in writing.

          16.7 Delays or Omissions. No delay or omission to exercise any right,
               -------------------
power or remedy accruing to the Company or the Purchaser upon any breach, default or noncompliance of the Purchaser or the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, or any waiver on the Company's or the Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, the Series D Documents, by law, or otherwise afforded to the Company and the Purchaser, shall be cumulative and not alternative.

          16.8 Notices. All notices and other communications required or
               -------
permitted hereunder shall be in writing, shall specifically refer to this Agreement, and shall be sent by (i) hand delivery, (ii) registered mail, return receipt requested, (iii) overnight delivery services, or (iv) telefacsimile transmission, and shall be sent or delivered to the respective addresses and telefacsimile numbers set forth below, unless subsequently changed by written notice to the other party:

          If to the
           Company, to:    AASTROM Biosciences, Inc.
                           P.O. Box 376
                           Ann Arbor, MI 48106
                           Attention:  President
                           Fax:  (313) 930-5546

          With a copy to:  T. Knox Bell, Esq.
                           Gray Cary Ware & Freidenrich
                           4365 Executive Drive, Ste. 1600
                           San Diego, CA 92121
                           Fax:  (619) 677-1477

          If to the
           Purchaser, to:  RPR GENCELL
                           Cell and Gene Therapy Division
                           Rhone-Poulenc Rorer Inc.
                           500 Arcola Road
                           P.O. Box 5093
                           Collegeville, PA 19426-0107
                           Attention:  President and General Counsel
                           Fax:  (610) 454-8984 and 454-3808

          16.9  Finder's Fees.
                -------------

                (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

                (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its employees or representatives are responsible.

          16.10 Fees and Expenses. Each party shall bear all of its own fees,
                -----------------
costs and expenses relating to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. If legal action is brought by the Company or by the Purchaser to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

          16.11 Information Confidential. The parties shall continue to abide by
                ------------------------
all confidentiality agreements and provisions which were previously agreed to between the parties.

          16.12 Titles and Subtitles.  The titles of the paragraphs and
                --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          16.13 Counterparts.  This Agreement may be executed in counterparts,
                ------------
including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          16.14 Arbitration. Any controversy or claim arising out of or relating
                -----------
to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with the forum for the arbitration proceedings to be held in Detroit, Michigan if RPR commences the arbitration, and with the forum for the arbitration proceedings to be held in Philadelphia, Pennsylvania if the Company commences the arbitration.

     17.  Termination of Existing Stock Purchase Agreement.  The parties agree
          ------------------------------------------------
that the Stock Purchase Agreement entered into by the parties as of September 15, 1995 is hereby terminated, with the exception that the representations and warranties set forth in Sections 9 and 10 thereof shall remain in full force and effect as of the date thereof.

      IN WITNESS WHEREOF, this Agreement is hereby executed as of the date set forth on page 1 of this Agreement.

The Company:                         The Purchaser:

AASTROM BIOSCIENCES, INC.            RHONE-POULENC RORER INC.
Domino's Farms, Lobby L              500 Arcola Road
24 Frank Lloyd Wright Drive          Collegeville, PA 19426-0107
Ann Arbor, MI 48105


By: /s/ R. DOUGLAS ARMSTRONG         By: /s/ K.R. PINA
    -----------------------------        -----------------------------------
Title:  President                    Title: Vice President
Name: R. Douglas Armstrong, Ph.D.    Print Name: K.R. Pina

                                   EXHIBIT A


                           FORM OF OPINION OF COUNSEL
                              TERMINATION CLOSING

                  [LETTERHEAD OF GRAY CARY WARE FREIDENRICH]


                               November ___, 1996



Rhone-Poulenc Rorer Inc.
Attn:  Robert Werner, Esq.
500 Arcola Road
P. O. Box 5093
Collegeville, PA 19421-0107


Ladies and Gentlemen:

     We have acted as counsel for Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the issuance and sale of shares of its Series E Preferred Stock pursuant to the Stock Purchase Agreement (Series E Preferred) dated November ___, 1996 (the "Agreement") by and between the Company and Rhone-Poulenc Rorer Inc., a Pennsylvania corporation (the "Purchaser"). This opinion is being rendered to the Purchaser pursuant to
Section 14.1 of the Agreement in connection with the closing of the sale of shares of the Company's Series E Preferred Stock (the "Shares") thereunder. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Agreement.

     In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to factual matters, subject to the further limitations on the scope of our review and inquiry set forth below, we have relied solely upon certificates of public officials (as to which we have assumed the accuracy, completeness and genuineness) and of officers of the Company, written representations made by the Company, written and oral representations made to us by officers of the Company, an inquiry of all attorneys within our firm who regularly perform services for the Company, and an examination of our files regarding the Company and of documents made available to us by the Company. We have not undertaken to independently verify the accuracy of the facts set forth

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH]

Rhone-Poulenc Rorer Inc.
November __, 1996
Page 2

in such certificates and representations; nothing, however, has come to our attention which would lead us to believe that such certificates or representations are inaccurate.

     With respect to our opinion in Paragraph 1 as to the qualification of the Company to do business and good standing, we have relied upon certificates of public officials of the State of Michigan and upon written representations made to us by officers of the Company as to the jurisdictions in which the Company's ownership or lease of the property or conduct of its business requires such qualification, except for those jurisdictions in which the failure to qualify the Company to do business would not have a material adverse effect on the Company.

     With respect to our opinion in Paragraph 3 that all issued and outstanding shares of capital stock of the Company are fully paid, we have relied upon the representation concerning receipt by the Company of consideration for such shares made to us in a certificate executed by officers of the Company.

     In rendering our opinion in Paragraph 5, to the extent that such opinion relates to laws, rules and regulations, we have not conducted any special investigation of laws, rules or regulations and our opinion with respect thereto is limited to such United States and California laws, rules and regulations as in our experience are normally applicable to transactions of the type contemplated by the Agreement. We have assumed, for purposes of this letter and our opinions set forth herein, that the substantive laws of the State of Michigan are the same as the substantive laws of the State of California.

     With respect to our opinion in Paragraph 6 concerning pending legal or governmental proceedings, we have relied upon written representations made to us by officers of the Company, an inquiry of attorneys within our firm who regularly perform legal services for the Company, and an examination of our files regarding the Company and of documents made available to us by the Company; we have not, however, made any examination of public records (including, without limitation, the plaintiff or defendant indices of any state or federal courts).

     In providing our opinion in Paragraph 8 hereof, we have relied upon representations in a certificate executed by officers of the Company with respect

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH]

Rhone-Poulenc Rorer Inc.
November __, 1996
Page 3


to certain factual information relating to the suitability of offerees of the Shares. In addition, with respect to our opinion in Paragraph 8, as such opinion relates to the securities laws of the Commonwealth of Pennsylvania, we have based our opinion solely upon our examination of such laws of the Commonwealth of Pennsylvania and the rules and regulations of the authorities administering such laws, all as reported in unofficial compilations.

     Where we render our opinion "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon certificates of public officials (as to which we have assumed the accuracy, completeness and genuineness) and of officers of the Company, written and oral representations made to us by officers of the Company, an inquiry of all attorneys within our firm who regularly perform services for the Company, and an examination of our files regarding the Company. Except as set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact and no inference as to our knowledge of the existence or absence of any such fact should be drawn merely from our general representation of the Company with respect to other matters or the rendering of the opinions set forth below. Subject to the foregoing, nothing has come to our attention which would lead us to believe that such representations of officers of the Company or certificates of public officials are inaccurate.

     In addition, we have assumed that the representations and warranties as to factual matters made by the Company and the Purchaser in the Agreement are true and correct.

     We have assumed (i) the genuineness and authenticity of all documents submitted to us as originals, (ii) the conformity to genuine, authentic originals of all documents submitted to us as copies, (iii) the competence of all individuals executing documents, (iv) the due execution and delivery of the Agreement by the Purchaser when due execution and delivery are a prerequisite to the effectiveness thereof, and (v) that the Agreement is a binding obligation of the Purchaser.

     We are admitted to practice law only in the State of California, and, except with respect to our opinion in Paragraph 8, we express no opinion concerning any law other than the law of the State of California and the federal law of the United States. We have not examined the question of what law would govern the interpretation or enforcement of the Agreement and our

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH]

Rhone-Poulenc Rorer Inc.
November __, 1996
Page 4

opinion is based on the assumption that the internal laws of the State of California and federal law would govern the provisions of the Agreement and the transactions contemplated thereby. We express no opinion with respect to any questions of choice of law, choice of venue or conflict of laws.

     We express no opinion with respect to (i) the availability of equitable remedies, including specific performance of any of the provisions of the Agreement, (ii) the enforceability of any indemnification and contribution provisions, (iii) the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (iv) the compliance or noncompliance with the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities, or (v) the enforceability of any choice of law provisions.

     Based upon our examination of the foregoing, in reliance thereon and subject thereto, and except as set forth in the Agreement, the Memorandum and the Company's Form S-1 Registration Statement dated November 1, 1996, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all necessary corporate power to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on the business of the Company as it has been and as it is currently conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction, and the Company has represented to us that it has no assets or employees in any state other than Michigan.

          2. The Company has all requisite corporate power to sell the Shares, and to carry out and perform its other obligations under the terms of the Agreement. The Agreement has been duly authorized, executed and delivered, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          3. The authorized capital stock of the Company consists of 21,500,000 shares of common stock and 12,200,000 shares of preferred stock (of which 2,500,000 shares have been designated as Series A Preferred Stock, 3,030,000 shares have been designated as Series B Preferred Stock,

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH]

Rhone-Poulenc Rorer Inc.
November __, 1996
Page 5

10,000 shares have been designated as Series C Preferred Stock, 3,000,000 shares have been designated as Series D Preferred Stock, and 1,617,647 shares have been designated as Series E Preferred Stock. The Company (i) has issued the shares of Common Stock and shares of its preferred stock, and (ii) has granted the stock options and warrants and (iii) has reserved for issuance the Common Stock and shares of its preferred stock, all as represented by the Company in the Schedule attached hereto. All previously issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. To the best of our knowledge, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, other than as referenced above.

          4. The Shares, when issued, sold and delivered in compliance with the provisions of the Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances, except that the Shares are subject to restrictions on transfer under state and/or federal securities laws. The issuance of the Shares is not subject to any preemptive rights or, to the best of our knowledge, rights of first refusal which have not been waived. The shares of Common Stock issuable upon conversion of the Preferred Shares (i) have been duly and validly reserved, (ii) are not subject to any preemptive rights or, to the best of our knowledge, rights of first refusal, and (iii) upon conversion of the Preferred Shares in accordance with the Articles and cancellation of the Preferred Shares, will be duly authorized, validly issued, fully paid, and nonassessable.

          5. Neither the performance of the Company's obligations under the Agreement, nor the issuance of the Preferred Shares, nor the issuance of the Common Stock issuable upon conversion of the Preferred Shares, will violate any term of the Articles or Bylaws; and such transactions will not, in any material respect, violate or conflict with or constitute a default under the provisions of any material contract to our knowledge.

          6. Except as disclosed in the Memorandum or the Form S-1 Registration Statement, to the best of our knowledge, no action, suit, proceeding or investigation is pending or threatened against the Company or its properties or questions the validity of the Agreement or any action to be taken in connection therewith.

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH]

Rhone-Poulenc Rorer Inc.
November __, 1996
Page 6

          7. All consents, approvals and authorizations of and filings with any federal or state governmental authority required on the part of the Company, if any, in connection with the consummation of the transactions contemplated by the Agreement have been obtained or made, except for the filings which the Company is making after the Termination Closing as specified under the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws.

          8. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 10 of the Agreement, the offer and sale of the Shares in conformity with the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act, as amended and in compliance with applicable state securities laws.

     This opinion is furnished solely to the Purchaser for its benefit in connection with the purchase of the Shares, and may not be relied upon by, nor copies delivered to, any other person or for any other purpose without our prior written consent.

                                  Very truly yours,

                                  GRAY CARY WARE & FREIDENRICH
                                  A Professional Corporation



TKB/cf
6009466

                                   EXHIBIT B


                      SUMMARY OF SERIES E PREFERRED STOCK

                                   SUMMARY OF
                          SERIES E PREFERRED STOCK OF
                           AASTROM BIOSCIENCES, INC.



I.  TERMS OF PREFERRED STOCK
    ------------------------

     The terms of the Series E Preferred Stock will be substantially the same as the terms of the Series D Preferred, except as noted herein. The Series A, B, C, and D Preferred Stock together with the Series E Preferred Stock, when treated jointly are referred to herein as the "Preferred." The following are the principal terms of the Series E Preferred Stock:

A.  Rights, Preferences,           1.  Dividend Provisions.  A holder of
                                       -------------------
    Privileges and            Series E Preferred Stock will be entitled to
    Restrictions of           receive preference to Series A, B, C, and D
    Series E Preferred        Preferred Stock and to Common Stock, dividends
    Stock:                    at the rate of 8% per annum on the liquidation
                              preference amount when and as declared by the
                              Board, if funds are legally available. If
                              dividends are declared on the Common Stock, the
                              holders of Preferred shall be entitled to receive
                              concurrently a dividend of an equal amount per
                              share. Dividends on the Series E Preferred Stock
                              will be noncumulative. No dividends have been paid
                              on the Preferred, and no dividends are likely to
                              be paid in the next few years.

                                   2.  Liquidation Preference.  In the event
                                       ----------------------
                              of any liquidation, dissolution or winding up of
                              the Company, a holder of Series E Preferred Stock
                              will be entitled to receive, in preference to the
                              holders of the Series A, B, C, and D Preferred
                              Stock and Common Stock, an amount equal to $4.25
                              per share, plus any declared but unpaid dividends
                              on the Series E Preferred Stock.


                                   3. Voluntary Conversion. A holder of Series E
                                      --------------------
                              Preferred Stock will have the right to convert the Series E Preferred Stock, at the option of the holder, at any time, into shares of Common Stock. The total number of shares of Common Stock into which Series E Preferred Stock may be converted will be determined by dividing the liquidation preference ($4.25) by the conversion price. The initial conversion price will be $4.25, resulting in a one-for-one conversion, unless and until there is a change in the conversion price.

                                   4. Automatic Conversion. Series E Preferred
                                      --------------------
                              Stock will be converted automatically into Common Stock, at the then applicable conversion price, immediately upon the closing of a firm commitment underwritten public offering of shares of the Common Stock of the Company at a public offering price per share (prior to underwritings, commissions and offering expenses) equal to or exceeding $6.50 per share in an offering resulting in gross proceeds to the Company which exceed $12,500,000.

                                   5. Anti-Dilution. Series E Preferred Stock
                                      -------------
                              has weighted average antidilution rights if the Company sells additional stock in the future for less than $4.25 per share, subject to certain exceptions.

                                   6. Voting Rights.  A holder of Series E
                                      -------------
                              Preferred Stock will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of its Series E Preferred Stock at the then applicable conversion price. The Preferred shall vote with the Common Stock on all matters except as specifically provided herein or as otherwise required by law.

                                    7. Protective Provisions. Changes to the
                                       ---------------------
                              rights, preferences or privileges of a series of
                              Preferred Stock must be approved by the holders of
                              at least 66-2/3% of the affected series of
                              Preferred. Consent of the holders of at least 66-
                              2/3% of each series of Preferred Stock is required
                              to approve any amendment to the Company's articles
                              of incorporation. Additionally, consent of 51% of
                              the Series E Preferred Stock is required for stock
                              redemptions, sale or merger, liquidation,
                              amendment to Articles, and alter rights of
                              Preferred Stock.

B.  Registration Rights:            1. Demand Right. Beginning one year after
                                       ------------
                              the Company's initial public offering, holders of
                              at least 50% of the Preferred (or Common Stock
                              issued upon conversion of the Preferred or a
                              combination of such Common and Preferred) may
                              request registration by the Company of Common
                              Stock covering at least 20% of their registrable
                              securities, or a lesser percentage if the
                              aggregate offering price would exceed $2,000,000.
                              Prior to the Company's initial public offering,
                              such holders may request such registration if the
                              aggregate offering price would exceed $5,000,000.
                              The Company shall not be obligated to effect
                              registration under this demand right provision
                              more than once.

                                    2. Piggy-Back Registration.  At any time
                                       -----------------------
                              after the Company's initial public offering,
                              holders of Preferred shall be entitled to "piggy-
                              back" registration rights at the time that the
                              Company has a further registration; subject to the
                              rights, however, of the Company and its
                              underwriters to reduce the number of shares
                              proposed to be registered in view of market
                              conditions.

                                     3.  S-3 Rights.  Holders of Preferred
                                         ----------
                              shall be entitled to an unlimited number of demand registrations on Form S-3 (if available to the Company) so long as each of such registered offerings is in excess of $500,000; provided, however, that the Company shall only be required to file one Form S-3 Registration Statement on demand every twelve (12) months.

                                     4.  Expenses.  The Company shall bear
                                         --------
                              all registration expenses (including the fees of one counsel for the selling shareholders, but excluding underwriting discounts and commissions) of one demand registration and two piggy-back registrations.

                                     5.  Assignability of Rights.  The
                                         -----------------------
                              registration rights may be assigned to an assignee who agrees in writing to be bound by the terms and conditions of the Amended and Restated Investors' Rights Agreement and who (a) after such transfer owns at least 100,000 shares of Preferred or Common Stock issued upon conversion thereof, (b) is an option holder, (c) is a holder of registrable securities of the Company or a family member of the transferor, or (d) is a trust for the benefit of an option holder or a family member, in a private transaction in which such transferee will own not less than 20,000 shares of Preferred or Common Stock issued upon conversion thereof.

                                     6.  Termination of Registration Rights.
                                         ----------------------------------
                              Registration rights shall terminate as to any particular shares of Preferred Stock when such shares may be lawfully sold by the holder pursuant to Rule 144 under the Securities Act of 1933.

                                     7.  Other Provisions.  The registration
                                         ----------------
                               rights provisions of the Amended and Restated Investors' Rights Agreement contains other customary provisions with respect to registration rights, including cross-indemnification, the Company's ability to delay the filing of demand registrations for a period of at least 150 days, the period of time in which the Registration Statement shall be kept effective, underwriting arrangements and the like.


II.  ADDITIONAL INFORMATION
     ----------------------

A.   Right of First Refusal:   None.

B.   Redemption Rights:        None.